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                                                                   EXHIBIT 10(m)




         LOAN AGREEMENT made this 9th day of October, 1996, by and between JOHN
A. SVENNINGSEN, whose principal place of business is c/o Amscan Inc., 80 Grasslands Road, Elmsford, New York 10523 ("Svenningsen"); GERALD C. RITTENBERG, now residing at 18 Carey Drive, Bedford, New York 10506 ("Rittenberg"); and KURZMAN & EISENBERG, LLP with a principal place of business at 1 North Broadway, White Plains, N.Y. 10601 ("Escrow Agent").

                                 R E C I T A L S

         1. Rittenberg wishes to borrow monies from Svenningsen in amounts as hereinafter set forth in this Agreement ("Loan Agreement") and Svenningsen has agreed to loan such monies to Rittenberg.

         2. In order to induce Svenningsen to make the loans to Rittenberg as herein contemplated (which loans are hereinafter referred to as the "Loan"), Rittenberg proposes to pledge to Svenningsen two thirds (2/3) of all shares of common stock to be issued to Rittenberg upon a contemplated public offering ("IPO") of the shares of Amscan described in Paragraph 2 of the Stock Agreement between Rittenberg, Svenningsen and Amscan. The Shares so pledged are herein referred to as the "Shares".

         3. The parties wish to set forth the terms under which such Loan is to be made and secured.

         NOW, THEREFORE, IT IS MUTUALLY AGREED AS FOLLOWS:

         1. Loan.

            Svenningsen covenants and agrees to loan to Rittenberg an
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aggregate amount which shall be no greater than 4/9ths of the value of all shares issued to Rittenberg under Paragraph 2 of the Stock Agreement, based on the offering price for shares of Amscan set forth in the final prospectus ("Maximum Amount of the Loan"). Such Loan may be made either in one or two advances but only on the following dates and only upon ten (10) days advanced written notice to Svenningsen and Escrow Agent: (1) on the date of the initial public offering of Amscan shares of stock; and (2) on April 1, 1997 if the IPO occurs before December 31, 1996 or April 1, 1998 if the IPO occurs after December 31, 1996 (collectively the "Loan Advancement Dates"). (DELETED)

         2. EVIDENCE OF THE ADVANCES.

         Each advance to be made by Svenningsen to Rittenberg with respect to the Loan hereunder shall be evidenced and acknowledged by a receipt and acknowledgement from Rittenberg in the form annexed hereto ("Receipt and Acknowledgment").

         3. TERMS OF THE LOAN.

         The advances made hereunder shall be repaid with interest per annum at the ninety (90) day Libor rate, plus one-eighth of 1%, in effect on the date of the first advance or on the date of the single advance if there is only one advance ("Single Advance"), as the case may be, adjusted every ninety (90) days thereafter during the term of the Loan, compounded annually. Interest shall be paid annually commencing one year from the date of the first advance or the Single Advance, and on the anniversary date thereafter of the

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first or Single Advance, as the case may be, except that the final interest payment shall be made on the due date of the principal of this Loan. The principal amount of the Loan shall be due and paid thirty (30) months after the date of the first or Single Advance, as the case may be, with accrued interest to the date of such payment, unless sooner paid. Rittenberg may make payment of any portion or of all of the indebtedness hereunder, either in cash or by the transfer to Svenningsen of so many of the Shares pledged hereunder as shall be equal in value to the amount of the payment to be made; such value to be computed at the average closing market price of the Shares for the seven (7) trading days prior to the payment ("Average Closing Market Price").

         4. PREPAYMENT OF THE LOAN.

            The entire Loan hereunder may be prepaid in full, at any time, without penalty, with interest to the date of payment. Rittenberg may make no more than seven (7) partial prepayments in no less than $250,000.00 in either Shares or Cash or a combination thereof, each with interest to the date of each prepayment.

            It is the intent of the parties that so long as the indebtedness hereunder shall remain unpaid, Svenningsen may retain as security so many of the pledged Shares as shall have a cumulative value of at least one and one-half times the unpaid principal indebtedness, but in no event more than the number of Shares initially deposited in the Escrow Agent. Upon making a payment of the principal portion of the indebtedness, the Escrow

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Agent shall promptly, upon Rittenberg's request, release and transfer to
Rittenberg so many of the remaining pledged Shares held by him equal to fifty (50%) percent of the number of Shares used by Rittenberg to repay the principal indebtedness or if cash or a check is used to pay the principal indebtedness ("Cash Payment") then the Cash Payment shall be divided by the Average Closing Market Price of Amscan shares and the product of such division shall be multiplied by one hundred fifty (150%) percent.

            Notwithstanding anything to the contrary contained in this Loan Agreement, if any Shares are registered pursuant to the provisions of Paragraph 3(b) of the Stock Agreement, then, from and after the registration of such Shares, any pledged Shares transferred to Svenningsen in payment of any principal or interest due under the Loan shall be unregistered Shares to the extent available, before any registered Shares are used for that purpose. In addition, any pledged Shares released to Rittenberg pursuant to the preceding paragraph upon payment of principal under the Loan shall be registered Shares to the extent available, before unregistered Shares are used for that purpose.

         5. PLEDGE OF SHARES.

            In consideration of the loan to be made hereunder by Svenningsen to Rittenberg, Rittenberg grants a security interest to Svenningsen in all the Shares. Upon receipt by Rittenberg of the certificates representing the Shares, Rittenberg shall deliver all of such certificates to the Escrow Agent, duly endorsed in blank,

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to be held by the Escrow Agent as provided in this Agreement.

            Rittenberg shall have the right at any time to substitute with the Escrow Agent unregistered Amscan shares, duly endorsed in blank, that are not pledged for registered Shares, with one registered Share released from escrow for every unregistered Amscan share delivered to the Escrow Agent.

         6. LOAN MADE WITHOUT RECOURSE.

            The liability of Rittenberg to repay principal or interest on the Loan and the advances made hereunder is limited to the Shares pledged by Rittenberg to Svenningsen as security for the payment of the Loan hereunder and in no event shall Rittenberg be personally liable for any deficiency resulting from the sale of the Shares nor shall any action or proceeding be brought against Rittenberg to recover judgment against Rittenberg upon any unpaid balance of principal or interest on the Loan made hereunder.

         7. DIVIDENDS.

            During the term of the pledge of the Shares hereunder and so long as there is no default with respect to the Loan, all cash dividends paid on account of the Shares shall be the property of Rittenberg.

         8. VOTING RIGHTS.

            During the term of this pledge of the Shares hereunder and so long as there is no default with respect to the Loan, Rittenberg may vote the Shares on all corporate questions.

         9. REPRESENTATIONS BY RITTENBERG.

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            Rittenberg warrants and represents in order to induce Svenningsen to make the Loan hereunder and to accept the Shares herein pledged as security, that there are no restrictions upon the right of Rittenberg to make the pledge of such Shares herein provided.

        10. ADJUSTMENTS.

            If, during the term of the pledge hereunder any reclassification, readjustment, or other change is declared in the Shares or made in the capital structure of the Corporation which has issued the pledged Shares, all new, substituted and additional Shares, or other securities, issued by reason of any such change shall be held by the Escrow Agent under the terms of this Agreement in the same manner as the Shares originally pledged hereunder.

        11. WARRANTS AND RIGHTS.

            If, during the term of the pledge hereunder, subscription warrants or any other rights or options are issued in connection with the pledged Shares, Rittenberg shall immediately pledge such warrants, rights, or options to Svenningsen, and shall deliver any evidence thereof, duly endorsed in blank, to the Escrow Agent, to be held as additional collateral security for the Loan. If exercised by Rittenberg, all new Shares or other securities so acquired by Rittenberg shall be immediately assigned to the Escrow Agent, duly endorsed in blank, as collateral for the Loan, to be held by the Escrow Agent under the terms of this Agreement in the same manner as the Shares originally pledged herein.

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        12. CASH ESCROW.

            Svenningsen acknowledges that the purpose of the Loan is to enable Rittenberg to pay the income taxes due on the Shares to be issued to Rittenberg pursuant to the Stock Agreement. In order to insure that the funds for the Loan will be available to Rittenberg on the Loan Advancement Dates, Svenningsen agrees to deposit with the Escrow Agent within five (5) business days after the closing of the IPO, a sum (the "Fund") equal to the Maximum Amount of the Loan, which sum shall be held, invested and disbursed by the Escrow Agent as provided in this Agreement.

        13. INVESTMENT OF FUND.

            The Escrow Agent shall invest the Fund in United States Treasury obligations with maturities of not more than six (6) months from the date of the investment and will invest the Fund in a way to insure that the money is available on the Loan Advancement Dates. The Escrow Agent shall not be responsible for earning any specified rate of interest or rate of return on the Fund.

            13.1 FINANCIAL SERVICES. The Escrow Agent shall be entitled to utilize the services of banks, brokerage houses or other investment or financial intermediaries to effectuate the investment of the Fund. All commission charges and service and other fees shall be paid out of the Fund.

            13.2 ATTRIBUTION OF INVESTMENT INCOME. All interest and other earnings from the investment of the Fund shall accrue for the account of and shall be taxable to Svenningsen. Svenningsen shall

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be designated to receive any 1099-INT or comparable statements and shall be responsible for paying any applicable income taxes in respect of any investment earnings from the Fund.

            13.3 DISBURSEMENT OF THE FUND. On the Loan Advancement Dates, Rittenberg shall deliver to the Escrow Agent an executed Receipt and Acknowledgment for the amount of the requested advance on the Loan, upon receipt of which the Escrow Agent shall disburse the requested advance on the Loan to Rittenberg. If the requested advance by Rittenberg is for the Maximum Amount of the Loan, on the date such advance is paid to Rittenberg, or on April 1, 1998, whichever shall occur first, then the Escrow Agent shall disburse the balance of the Fund to Svenningsen.

        14. PAYMENT OF LOAN.

            Upon payment at maturity of the principal and interest of the Loan, less amounts theretofore received and applied by Svenningsen in reduction thereof, the Escrow Agent shall promptly transfer and deliver to Rittenberg all the pledged Shares and all rights and other property received and being held by the Escrow Agent (collectively "Escrow Property").

        15. DEFAULT.

            If Rittenberg defaults in the payment, at maturity, of the principal or interest of the Loan, or any part thereof, such default, continuing for a period of fifteen (15) days after notice to Rittenberg as herein provided, Svenningsen shall notify the Escrow Agent and the Escrow Agent shall transfer to Svenningsen all

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the Escrow Property. Svenningsen shall have the rights and remedies provided in the Uniform Commercial Code in force in the State of New York at the date of this agreement. In addition to and in conjunction with such rights and remedies, Svenningsen may, by giving fifteen (15) days notice to Rittenberg by certified mail, and without liability for any diminution in price that may have occurred, sell all the pledged Shares (subject to the securities restrictions on the Shares) in any manner and for any price Svenningsen determines. At any bona fide public sale, Svenningsen may purchase all or any part of the pledged shares. Svenningsen may retain out of the proceeds of any sale an amount equal to the principal and interest then due on the Loan, plus the expenses of the sale, and shall pay any balance of the proceeds to Rittenberg. As heretofore stated, Rittenberg shall not be liable for any deficiency.

        16. EXCULPATION AND INDEMNIFICATION OF ESCROW AGENT.

            Svenningsen and Rittenberg acknowledge and agree that:

            Kurzman & Eisenberg shall be the Escrow Agent and the Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other paper or document which the Escrow Agent in good faith believes to be genuine and what it purports to be, and shall have no duty or responsibility to investigate or inquire into the accuracy, authenticity or legal sufficiency of any such item. The Escrow Agent may consult with outside counsel in the

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event a dispute or question arises as to the construction of any of the provisions of this Agreement or the duties of the Escrow Agent, and the Escrow Agent shall incur no liability and shall be fully protected by acting in good faith in accordance with the opinion and instructions of its counsel.

            The Escrow Agent shall not be liable for any error of judgment or any mistake of fact or law, or for anything else which the Escrow Agent may do or refrain from doing in connection with this Agreement, except for gross negligence or willful misconduct.

            In the event of a disagreement or dispute between Svenningsen and Rittenberg which results in adverse claims or demands being made on the Escrow Agent, or in the event the Escrow Agent has a good faith doubt as to what action should be taken under this Agreement, the Escrow Agent may, at its option, refuse to comply with the conflicting claims or demands or to take other action so long as the disagreement or dispute or good faith doubt continues or persists, and may by way of interpleader deposit the entire amount of the Escrow Property (as defined in Paragraph 14) with any New York court of competent jurisdiction.

            The Escrow Agent may resign as such by giving no less than ten (10) days' advance written notice of intention to resign to Svenningsen and Rittenberg. Any such resignation shall take effect on the later of the effective date of resignation specified in the notice, or ten (10) days after the date the notice of resignation is received by Svenningsen and Rittenberg. The

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resigning Escrow Agent's duties under this Agreement shall terminate on the effective date of resignation, and the Escrow Agent shall thereupon deliver the assets held by such Escrow Agent to any successor escrow agent which shall be designated in a joint written notice signed by Svenningsen and Rittenberg. If Svenningsen and Rittenberg fail to designate a successor before the effective date of the Escrow Agent's resignation, the Escrow Agent may petition any New York court of competent jurisdiction for appointment of a successor escrow agent and, pending such appointment, may deposit the Escrow Property with the court.

            The Escrow Agent has served as counsel to Svenningsen in connection with this Agreement and related transactions. Svenningsen and Rittenberg agree that the Escrow Agent, while serving as such, shall continue to have the right to represent its client as aforesaid, in any conflict, claim, dispute, litigation or other proceeding arising out of or in connection with this Agreement and all related matters, and waive any conflict of interest on the part of the Escrow Agent.

            In the event that the Escrow Agent becomes involved in litigation in connection with or arising out of its service as Escrow Agent under this Agreement, except by reason of such Escrow Agent's own willful misconduct or gross negligence, Svenningsen and Rittenberg shall jointly and severally indemnify and hold such Escrow Agent harmless against any loss, damages, costs and expenses (including reasonable attorneys' fees) incurred by such Escrow

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Agent in connection with such litigation.

        17. Notices.

            Any notices and other communications, required or permitted to be given hereunder, shall be in writing, and shall be deemed to have been duly given if delivered personally or sent by certified mail, return receipt requested, to the party to be notified at his or its address set forth below or at such other address as the party to be notified may have otherwise designated, by notice in writing, with copies to their respective attorneys as set forth below:


         To Svenningsen:                    John Svenningsen
                                            c/o Amscan, Inc.
                                            80 Grasslands Road
                                            Elmsford, NY 10523


         with a copy to:                    Kurzman & Eisenberg, LLP
                                            Attn:  Sam Eisenberg, Esq.
                                            One North Broadway
                                            White Plains, NY 10601

         To Rittenberg:                     Mr. Gerald C. Rittenberg
                                            18 Carey Drive
                                            Bedford, NY 10506

         with a copy to:                    Orloff, Lowenbach, Stifelman &
                                            Siegel, P.A.
                                            Attn: Susan M. Holzman, Esq.
                                            101 Eisenhower Parkway
                                            Roseland, New Jersey 07068

         To Escrow Agent:                   Kurzman & Eisenberg, LLP
                                            Attn:  Sam Eisenberg, Esq.
                                            One North Broadway
                                            White Plains, NY   10601

        18. ADDITIONAL DOCUMENTS.

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            The parties agree to execute such other documents and instruments as shall be reasonably necessary to effectuate the provisions and intent of this Loan Agreement.

        19. CONDITION OF THIS AGREEMENT.

            It is expressly understood and agreed that this Loan Agreement and the contemplated Loan is conditioned upon a public offering of the shares of stock of Amscan on or before June 30, 1997 and the issuance of Shares to Rittenberg, at the time of such public offering, having a value of at least one and one-half times the maximum amount of the Loan to be made hereunder and if either of these conditions is not met, this agreement shall be null and void and of no force and effect.

        20. BINDING EFFECT.

            This agreement shall be binding upon and shall inure to the benefit of the parties hereto and each of their respective heirs, successors and assigns.

            IN WITNESS WHEREOF, the parties have executed this agreement.


                                               /s/ JOHN A. SVENNINGSEN
                                               --------------------------------
                                               JOHN A. SVENNINGSEN


                                               /s/ GERALD C. RITTENBERG
                                               --------------------------------
                                               GERALD C. RITTENBERG


KURZMAN & EISENBERG, LLP, ESCROW AGENT

By   /s/ JOEL S. LEVER
  ------------------------------------
  Joel S. Lever, Member/Manager




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                           RECEIPT AND ACKNOWLEDGMENT



Amount: $__________________                              Dated:________________


         The undersigned, GERALD C. RITTENBERG, acknowledges the receipt this day from John A. Svenningsen of the sum of _________ ________________________
($_________) Dollars as and for an advance under a Loan Agreement made between the parties dated October , 1996, and agrees to repay such advance and the loan represented thereby in accordance with the terms and provisions of said Loan Agreement and acknowledges that such advance and the loan represented thereby is secured by the pledge of shares of stock as set forth in said Loan Agreement.

         The provisions of such Loan Agreement are made a part of this Receipt and Acknowledgement as if fully set forth herein, at length.



                                                 _____________________________
                                                 GERALD C. RITTENBERG

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                                      NOTE

$_________________                                       DATED:________________

         FOR VALUE RECEIVED, GERALD C. RITTENBERG, NOW RESIDING AT 18 CAREY DRIVE, BEDFORD, NEW YORK 10506, PROMISES TO PAY TO THE ORDER OF JOHN A. SVENNINGSEN, WHOSE PLACE OF BUSINESS IS NOW AMSCAN INC., 80 GRASSLANDS ROAD, ELMSFORD, NEW YORK 10523, THE SUM OF FOUR MILLION ($4,000,000.00) DOLLARS OR SO MUCH THEREOF AS MAY BE ADVANCED AND LOANED BY SVENNINGSEN TO RITTENBERG UNDER THE TERMS OF THE LOAN AGREEMENT HEREINAFTER REFERRED TO TOGETHER WITH INTEREST FROM THE DATE HEREOF AT THE RATE OF ____% PERCENT PER ANNUM ON THE UNPAID PORTION OF THIS NOTE.

         INTEREST SHALL BE PAID QUARTER-ANNUALLY. PRINCIPAL AND INTEREST OF THIS NOTE SHALL BE PAID NO LATER THAN THIRTY (30) MONTHS FROM THE DATE HEREOF. THIS NOTE MAY BE PREPAID AT RITTENBERG'S OPTION, IN INSTALLMENTS OF NO LESS THAN TWO HUNDRED AND FIFTY THOUSAND ($250,000.00) DOLLARS, EACH AND NO MORE THAN ONE-SEVENTH (1/7TH) OF THE PRINCIPAL OF THIS NOTE, TOGETHER WITH INTEREST TO THE DATE OF EACH PAYMENT.

         TO SECURE THE PAYMENT OF THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY, RITTENBERG HAS PLEDGED CERTIFICATES REPRESENTING _________ OF THE COMMON SHARES OF AMSCAN HOLDINGS, A DELAWARE CORPORATION, WHOSE PRINCIPAL OFFICE IS AT 80 GRASSLANDS ROAD, ELMSFORD, NEW YORK 10523, WHICH SHARES ARE HELD AS SECURITY FOR THIS NOTE PURSUANT TO THE TERMS OF AN AGREEMENT OF LOAN BY AND BETWEEN THE PARTIES HERETO DATED ___________________.

         THE LIABILITY OF RITTENBERG TO PAY THIS NOTE IS LIMITED TO THE SHARES OF STOCK HELD IN ESCROW AS SECURITY FOR PAYMENT OF THIS NOTE, AND IN NO EVENT SHALL RITTENBERG BE LIABLE FOR ANY DEFICIENCY RESULTING FROM THE SALE OF SUCH SHARES, NOR SHALL ANY ACTION OR PROCEEDING BE BROUGHT AGAINST RITTENBERG TO RECOVER JUDGMENT AGAINST RITTENBERG UPON ANY UNPAID BALANCE OF THIS NOTE.

         SVENNINGSEN, HIS HEIRS, REPRESENTATIVES, SUCCESSORS AND ASSIGNS MAY DECLARE THE ENTIRE UNPAID PRINCIPAL AMOUNT OF THIS NOTE AND ACCRUED INTEREST THEREON IMMEDIATELY DUE AND PAYABLE UPON THE OCCURRENCE OF ANY OF THE FOLLOWING
EVENTS: DEFAULT IN THE PAYMENT OF PRINCIPAL OR INTEREST UNDER THE NOTE, SUCH DEFAULT REMAINING UNCURED FOR TEN (10) DAYS AFTER WRITTEN NOTICE THEREOF TO RITTENBERG IN ACCORDANCE WITH THE NOTICE PROVISIONS CONTAINED IN PARAGRAPH ___ OF THE AGREEMENT; VOLUNTARY WITHDRAWAL BY RITTENBERG AS AN EMPLOYEE OF AMSCAN HOLDINGS; THE FILING BY RITTENBERG OF A PETITION UNDER ANY OF THE PROVISIONS OF THE BANKRUPTCY ACT; THE FILING OF A PETITION IN BANKRUPTCY AGAINST RITTENBERG, THE SAME NOT BEING DISMISSED OR WITHDRAWN WITHIN TWENTY (20) DAYS AFTER THE FILING THEREOF; THE MAKING BY RITTENBERG OF AN ASSIGNMENT FOR THE BENEFIT OF HIS CREDITORS; OR THE APPOINTMENT OF A RECEIVER OR GUARDIAN OF HIS PROPERTY.


                                                     __________________________
                                                     GERALD C. RITTENBERG